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                                                                    EXHIBIT 99.6



                    IRREVOCABLE STOCKHOLDER VOTING AGREEMENT


        THIS IRREVOCABLE STOCKHOLDER VOTING AGREEMENT (this "Agreement") is made as of the 12th day of April, 2001, by and among Vista Information Solutions, Inc., a Delaware corporation ("Vista"), the undersigned holders of shares of Vista's Preferred Stock (the "Holders"), Chicago Title and Trust Company, an Illinois corporation ("Chicago Title"), and Fidelity National Financial, Inc., a Delaware corporation ("Fidelity").

        WHEREAS, pursuant to an Agreement and Plan of Reorganization and Merger dated as of April 12th, 2001 by and among Fidelity, Vista and Chicago Title (the "Merger Agreement"), Fidelity and Chicago Title will become shareholders of Vista; and

        WHEREAS, Fidelity and Chicago Title have required that the Holders convert their shares of Preferred Stock of Vista into shares of Common Stock of Vista as a condition of the Closing under the Merger Agreement; and

        WHEREAS, as a condition of, and in order to induce the Holders to convert their Preferred Stock, Fidelity and Chicago Title are willing to enter into this Agreement and make the commitments herein;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

        1.     Election of Preferred Directors.

               (a) For a period of two (2) years after the Effective Time under the Merger Agreement (the "Term"), Fidelity and Chicago Title shall, at all meetings of stockholders of Vista and in all actions by written consent of stockholders of Vista held or taken with respect to the election or removal, or the powers, of members of the Board of Directors of Vista (the "Board"), except as provided in the following sentence: (i) vote or cause to be voted as many of the Subject Shares (as defined below) as is required to elect and maintain the election as members of the Board of those two (2) individuals designated in writing from time to time by the Holders of a majority of the shares of Vista Common Stock held by all Holders (the "Preferred Directors"), (ii) not vote or cause to be voted any of the Subject Shares for the removal of either of the Preferred Directors as members of the Board or otherwise to diminish the powers of the Preferred Directors as members of the Board, and (iii) take such other actions as are necessary to effectuate the continuous and uninterrupted tenure of the Preferred Directors as members of the Board. In the event that the Holders of a majority of the shares of Vista Common Stock held by all Holders notify Fidelity and Chicago Title that one or both of the Preferred Directors are to be removed, with or without cause, and are to be replaced with new designees, Fidelity and Chicago Title shall promptly vote or cause to be voted, by written consent or as such Holders may otherwise specify, as many of the Subject Shares as is required to effect such removal and replacement, consistent with the applicable provisions of Vista's By-Laws. The initial Preferred Directors shall be Richard Freeman and Earl Gallegos.



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               (b) For purposes hereof, "Subject Shares" means any and all shares of Vista's capital stock and any other securities of Vista having voting rights beneficially owned or held by Fidelity or Chicago or over which Fidelity or Chicago directly or indirectly has or controls the power to vote.

               (c) The parties hereby agree that the foregoing agreement shall constitute an exception to the obligation of each Holder under Section 3.2(a)(ii) of the Voting Agreement of even date herewith by and among the parties hereto and certain other stockholders of Vista.

        2. Irrevocable Agreement; Amendments; Waivers. As the voting commitments herein are agreed to in order to induce the conversion of the shares of Preferred Stock held by the Holders in order to permit the issuance of shares of Common Stock to Fidelity and Chicago Title and the other transactions contemplated in the Merger Agreement, such commitments are coupled with an interest and may not be revoked or terminated, and no provision hereof shall be waived, during the Term except by a writing signed by Holders holding a majority of the shares of Common or Preferred Stock held by all Holders.

        3. Specific Performance. In addition to any other remedy that may be available in the event of any breach of the obligations of Fidelity and Chicago Title hereunder, the Holders shall be entitled to specific performance of such obligations hereunder without the necessity of proving the likelihood of harm or of posting any bond or similar requirement.

        4. Notices. All designations and other notices to be given hereunder shall be deemed properly given if in writing and delivered personally or sent by registered or certified mail, return receipt requested, to the addressee at the address set forth below its name on the signature page hereto, or at such other address of which notice has been given.

        5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives and assigns.

        6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

        7. Entire Agreement. This Agreement constitutes the complete agreement of the parties with respect to the subject matter hereof.

        8. Severability. The provisions of this Agreement shall be severable so that the invalidity or unenforceability of any one provision shall not affect any other provision.

        9. Counterparts. This Agreement may be executed in one or more counterparts and, if in more than one, each counterpart shall be deemed original and together but one instrument.

              [The remainder of this page intentionally left blank]



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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal by their respective authorized signatories as of the date first above written.

                                        FIDELITY NATIONAL FINANCIAL, INC.



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Address:   4050 Calle Real
                                                   Santa Barbara, CA 93110


                                        CHICAGO TITLE AND TRUST COMPANY

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Address:   4050 Calle Real
                                                   Santa Barbara, CA 93110


                                        THE HOLDERS:

                                        CENTURY CAPITAL PARTNERS II, L.P.
                                        By:  CCP Capital II, LLC, its General
                                             Partner


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------
                                        Address:   One Liberty Square
                                                   Boston, MA 02109
                                        Facsimile: 617-542-9398


                                        HC INVESTMENTS, INC.


                                        By:
                                           -------------------------------------
                                        Name:      Richard H. Brown
                                        Its:       Assistant Vice-President
                                        Address:   824 Market Street, Suite 900
                                                   Wilmington, DE 19801
                                        Facsimile: 302-656-4884



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                                   HENRY L. HILLMAN, ELSIE HILLIARD HILLMAN AND
                                   C.G. GREFENSTETTE, TRUSTEES OF THE HENRY L.
                                   HILLMAN TRUST U/A DATED NOVEMBER 18, 1985


                                   By:
                                      ------------------------------------------
                                              C.G. Grefenstette, Trustee
                                   Address:   1800 Grant Building
                                              Pittsburg, PA 15219
                                   Facsimile: 412-338-3696


                                   THOMAS G. BIGLEY AND C.G. GREFENSTETTE,
                                   TRUSTEES UNDER AGREEMENT OF TRUST DATED
                                   DECEMBER 30, 1976 FOR CHILDREN OF: JULIET LEA HILLMAN SIMONDS


                                   By:
                                      ------------------------------------------
                                              Thomas G. Bigley, Trustee

                                   By:
                                      ------------------------------------------
                                              C.G. Grefenstette, Trustee
                                   Address:   1800 Grant Building
                                              Pittsburgh, PA 15219
                                   Facsimile: 412-338-3696


                                   THOMAS G. BIGLEY AND C.G. GREFENSTETTE,
                                   TRUSTEES UNDER AGREEMENT OF TRUST DATED
                                   DECEMBER 30, 1976 FOR CHILDREN OF:
                                   AUDREY HILLMAN FISHER


                                   By:
                                      ------------------------------------------
                                              Thomas G. Bigley, Trustee

                                   By:
                                      ------------------------------------------
                                              C.G. Grefenstette, Trustee
                                   Address:   1800 Grant Building
                                              Pittsburgh, PA 15219
                                   Facsimile: 412-338-3696



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                                   THOMAS G. BIGLEY AND C.G. GREFENSTETTE,
                                   TRUSTEES UNDER AGREEMENT OF TRUST DATED
                                   DECEMBER 30, 1976 FOR CHILDREN OF:
                                   HENRY LEA HILMAN, JR.


                                   By:
                                      ------------------------------------------
                                              Thomas G. Bigley, Trustee

                                   By:
                                      ------------------------------------------
                                              C.G. Grefenstette, Trustee
                                   Address:   1800 Grant Building
                                              Pittsburgh, PA 15219
                                   Facsimile: 412-338-3696


                                   THOMAS G. BIGLEY AND C.G. GREFENSTETTE,
                                   TRUSTEES UNDER AGREEMENT OF TRUST DATED
                                   DECEMBER 30, 1976 FOR CHILDREN OF:
                                   WILLIAM TALBOT HILMAN


                                   By:
                                      ------------------------------------------
                                              Thomas G. Bigley, Trustee

                                   By:
                                      ------------------------------------------
                                              C.G. Grefenstette, Trustee
                                   Address:   1800 Grant Building
                                              Pittsburgh, PA 15219
                                   Facsimile: 412-338-3696


                                   WESTERN INTERNATIONAL INSURANCE COMPANY


                                   By:
                                      ------------------------------------------
                                   Name:      Andrew J. Swenson
                                   Title:     Vice President
                                   Address:   c/o Bankers Insurance Company
                                              360 Central Avenue
                                              St. Petersburg, FL 33701
                                   Telephone: 727-823-4000, ext. 4237



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